Exhibit 13(b)(1)

Carlos V. Ubiñas and William Rivera, of US Mortgage-Backed & Income Fund for Puerto Rico Residents, Inc., each certify that:

1.         This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas
Carlos V. Ubiñas President

By:	/s/ William Rivera
William Rivera First Vice President and Treasurer

Date:	December 8, 2021